Exhibit 21

Subsidiaries of Air Products and Chemicals, Inc.

UNITED STATES
All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant -- Air Products and Chemicals, Inc.
Air Products and Chemicals, Inc. of Utah (Utah)
Air Products Advanced Materials LLC
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Energy Enterprises, L.P.
Air Products Energy Holdings, Inc.
Air Products Europe, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products International LLC
Air Products LLC
Air Products Manufacturing Corporation
Air Products Trinidad Services, Inc.
APCI (U.K.), Inc.
APCI Ref-Fuel Company
DA NanoMaterials LLC
EPCO Carbon Dioxide Products, Inc. (Illinois)
Gardner Cryogenics (Pennsylvania)
Harvest Energy Technologies (California)
Indura Holdings Colombia, LLC
Olin DNT Limited Partnership
Permea Inc.
Procal
Prodair Corporation
Pure Air Holdings Corp.
Pure Air on the Lake (I), Inc.
Pure Air on the Lake (IV), Inc.
Pure Air on the Lake, Limited Partnership
SCWC Corp.
Stockton CoGen (I), Inc.
The Former SR Manufacturers Inc.

ARGENTINA
Indura Argentina S.A.

AUSTRIA
Air Products Gesellschaft mbH

BAHRAIN
Air Products Bahrain W.L.L.

BELGIUM
Air Products Management S.A.
Air Products S.A.
Napro S.A.

BERMUDA
Asia Industrial Gas Company Ltd.

BRAZIL
Air Products Brasil Ltda.

Exhibit 21

CANADA
Air Products Canada Ltd./Prodair Canada Ltee

CHILE

Air Products Chile S. A.
Asesoria, Ingenieria e Inspecciones, Ltda
American Shoe S.A.
Centro Técnico Indura Limitada
Garmendia Macus S.A.
Inacui Transportes S.A.
Indura Inversiones Limitada
Indura S.A.
Indura Sociedad Comercial Limitada
Indura Soldaduras Continuas Limitada
Inversiones Air Products Chile Limitada
Inversiones Air Products Holdings Limitada
M y H Comercial e Industrial Limitada
Oxigeno Medicinal Domiciliario Limitada
Servicios Indura Limitada

CHINA
Air Products (Cangzhou) Co., Ltd.
Air Products (Changsha) Co., Ltd.
Air Products (Dongguan) Gases Co., Ltd.
Air Products (Hangjin Qi) Co., Ltd.
Air Products (Hong Kong) Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Jinjiang) Electronics Gases Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd.
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.
Air Products (Shenyang) Gases Co., Ltd.
Air Products (Xia’men) Electronics Gases Co., Ltd.
Air Products (Xi'an) Gases Co., Ltd
Air Products (Zhongshan) Gases Co., Ltd
Air Products and Chemicals (Banan) Gases Co., Ltd.
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Changxing) Co., Ltd.
Air Products and Chemicals (Changzhou) Co., Ltd.
Air Products and Chemicals (Changzhi) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (Fuzhou) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals (Hefei) Co., Ltd.
Air Products & Chemicals (Jiyuan) Onsite Gases Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.
Air Products and Chemicals (Panjin) Gases Co., Ltd.
Air Products and Chemicals (Pengzhou) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Qingdao) Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.
Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.

Exhibit 21

Air Products and Chemicals (Shangluo) Co., Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (WuXi) Gases Co., Ltd.
Air Products and Chemicals (WuXi) Co., Ltd.
Air Products and Chemicals (Xi’an) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Xinxiang) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals (Guiyang) Co., Ltd.
Air Products (Yingkou) gases Co., Ltd.
Air Products and Chemicals (Yulin) Co., Ltd.
Air Products Huadong (Longkou) Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Permea China, Ltd.
Red Point International (Shanghai) Co., Ltd.

COLUMBIA

Gases Industriales de Columbia S.A. - Cryogas
Ingenieria en Redes de Gases S.A. - Gasproject S.A.
Ingemedicas Santander Ltda.

CZECH REPUBLIC
Air Products spol s.r.o.

ECUADOR
Indura Ecuador S.A.
Gasprodec S.A.

EGYPT
Air Products Gases S.A.E.

FRANCE
Air Products SAS
Helap S.A.
Lida SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
SAGA SAS
Union Mobiliere Industrielle S.A.R.L.

GERMANY
Air Products GmbH
Air Products Holdings GmbH

INDIA
Prodair Air Products India Private Limited

Exhibit 21

INDONESIA
PT Air Products Indonesia

IRELAND
Air Products Ireland Limited

ISRAEL
Air Products Israel Ltd.
Gastel Limited

ITALY
Air Products Italia S.r.l.

JAPAN
Air Products Japan, Inc.
Air Products Japan K.K.

KOREA
Air Products Korea Inc.
Korea Industrial Gases, Ltd.

MALAYSIA
Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
Air Products Specialized Process Equipment SDN

MEXICO
Air Products and Chemicals de Mexico, S.A. de C.V.

THE NETHERLANDS
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.

NIGERIA
Prodair Escravos Limited

NORWAY
Air Products A/S

PERU
Indura Peru S.A.

POLAND
Air Products Sp. z.o.o.

PORTUGAL
Gasin II Unipessoal LDA

Exhibit 21

RUSSIA
Air Products O.O.O.
Air Products Gas O.O.O.

SINGAPORE
Air Products and Chemicals (S) Pte. Ltd.
Air Products Singapore Industrial Gases Pte. Ltd.

SLOVAKIA
Air Products Slovakia s.r.o.

SPAIN
Air Products Iberica, S.L.
Air Products Investments Espana, S.L.
Air Products Services Europe, S.A.
Carburos Via Augusta Logistics, S.L.
Matgas 2000 A.I.E.
Oxigenol, S.A.
Sociedad Espanola de Carburos Metalicos S.A.
Vitalox Industrial S.L.U.

SWITZERLAND
Air Products Switzerland Sàrl

TAIWAN
Air Products San Fu Co., Ltd.
Air Products Taiwan Holdings Co., Ltd.

THAILAND
Air Products Asia (Technology Center) Ltd.

TRINIDAD AND TOBAGO
Air Products Unlimited

TURKEY
Air Products Gaz Sanayi vi Ticaret Limited

MIDDLE EAST
Air Products Emirates Gas LLC
Air Products Gulf Gas LLC
Air Products Middle East FZE

URUGUAY
Indura Uruguay S.A.

UNITED KINGDOM
Air Products (BR) Limited
Air Products (Chemicals) Teesside Limited

Exhibit 21

Air Products Electronics Advanced Materials Europe Limited
Air Products Group Limited
Air Products PLC
Air Products Renewable Energy Limited
Air Products Yanbu Limited
Cryoservice Limited
Gas Direct Limited
Prodair Services Limited